UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2023

IronNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39125	83-4599446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place, Suite 400

McLean, VA 22102

(Address of principal executive offices, including zip code)

(443) 300-6761

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IRNT	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	IRNT.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, between December 14, 2022 and December 16, 2022, IronNet, Inc. (the “Company”) issued and sold secured promissory notes in an aggregate principal amount of $6.9 million (the “Initial Notes”) to a total of eight lenders, and on December 30, 2022, the Company issued a secured promissory note in the principal amount of $2.0 million (the “First C5 Note”) to an entity affiliated with C5 Capital Limited (“C5”), a beneficial owner of more than 5% of the Company’s outstanding common stock.

In connection with the issuance of the First C5 Note, the Company and the holders of the Initial Notes agreed to amend and restate the Initial Notes to be substantially in the form to be issued to C5, which form was attached as an exhibit to the Current Report on Form 8-K filed on January 4, 2023 (the “Restated Initial Notes”). This amendment and restatement occurred on January 11, 2023. The Restated Initial Notes continue to bear interest at a rate of 13.8% per annum from the respective dates of the Initial Notes, and the Restated Initial Notes are payable at scheduled maturity on June 30, 2023.

Upon entering into the First C5 Note, the Company and C5 also agreed to amend and restate the First C5 Note. Subsequently, the parties agreed that the amended and restated First C5 Note and any future notes to be issued in connection with additional bridge financing by C5 would be convertible into shares of the Company’s common stock. On January 11, 2023, the Company issued to C5 an amended and restated convertible promissory note in the principal amount of $2.0 million (the “Restated C5 Note”). On January 12, 2023, the Company issued to C5 a new secured convertible promissory note in the principal amount of $3.0 million (the “Second C5 Note”). The Restated C5 Note and the Second C5 Note (collectively, the “C5 Notes”), in the aggregate principal amount of $5.0 million, are in substantially the form of secured convertible promissory note attached to this report as Exhibit 99.1.

The C5 Notes bear interest at a rate of 13.8% per annum from the date of issuance (or in the case of the Restated C5 Note, from the date of the First C5 Note), and all such notes are payable at scheduled maturity on June 30, 2023, subject to acceleration in certain circumstances.

The Company’s obligations under the Restated Initial Notes and the C5 Notes are secured by substantially all of the assets of the Company, excluding the Company’s intellectual property. C5 and each of the holders of the Restated Initial Notes have executed an Amended and Restated Security Agreement in the form attached as an exhibit to the Current Report on Form 8-K filed on January 4, 2023.

The C5 Notes provide C5 with the right, at any time on or after the date that is five calendar days prior to maturity, to convert any portion of the principal amount of the C5 Notes, together with any accrued and unpaid interest and any other unpaid amounts, into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a conversion price of $2.00 per share. In the event that any shares of Common Stock are issued upon conversion of the C5 Notes, the Company has agreed to grant specified registration rights to C5.

The foregoing description of the C5 Notes does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the form of C5 Note filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. The C5 Notes, and the shares of Common Stock issuable upon conversion of the C5 Notes, will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Form of Secured Convertible Promissory Note with C5 Capital.

104	Cover Page Interactive Data File, formatted in Inline XBRL (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONNET, INC.

	By:	/s/ Cameron D. Pforr
Date: January 17, 2023		Cameron D. Pforr Chief Financial Officer